                                  EXHIBIT 3.3


                 Form of the Registrant's Class H Preferred Stock Certificate.


[front of Certificate]

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
              Incorporated under the laws of the state of Maryland

Number
       -------------------
                   Shares
-----------------

Class H Cumulative Preferred Stock                  See reverse for
certain definitions

This certificate is transferable in
   Boston, MA or New York, NY                       CUSIP       03748R 50 7


                                                    Countersigned and registered

                                                    BankBoston, N.A.


                                                    ----------------------------
                                                    (Signature)


This certifies that _____________________________ is the owner of ___________
fully-paid and non-assessable shares of Class H Cumulative Preferred Stock, $.01 par value per share, of Apartment Investment and Management Company transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated                                      /s/ TERRY CONSIDINE
      --------------------                 -------------------------------------
                                           Terry Considine,
                                           Chief Executive Officer


/s/ JOEL BONDER                            /s/ PETER KOMPANIEZ
----------------------------------         -------------------------------------
Joel Bonder                                Peter Kompaniez
Secretary                                  President

[back of Certificate]

     APARTMENT INVESTMENT AND MANAGEMENT COMPANY

     The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the secretary of the Corporation or to its transfer agent.

     The shares of Class H Cumulative Preferred Stock represented by this certificate are subject to restrictions on transfer. No person may Beneficially Own shares of Class H Cumulative Preferred Stock in excess of the Ownership Restrictions, as applicable, with certain further restrictions and exceptions set forth in the Corporation's Charter (including the Articles Supplementary setting forth the terms of the Class H Cumulative Preferred Stock). Any Person that attempts to Beneficially Own shares of Class H Cumulative Preferred Stock in excess of the applicable limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Corporation's Charter (including the Articles Supplementary setting forth the terms of the Class H Cumulative Preferred Stock), as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder that so requests. If the restrictions on transfer are violated, the shares of Class H Cumulative Preferred Stock represented hereby will be either (i) void in accordance with the Certificate or (ii) automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

              <
     TEN COM  -  as tenants in common             UNIF GIFT MIN ACT -  Custodian
                                                                            (Cust)                  (Minor)
                                                  -------------------------        ----------------
     TEN ENT  -  as tenants by the entireties     Under Uniform Gifts to Minors
                                                     Act
                                                          ---------------------------
     JT TEN   -  as joint tenants with right of                     (State)
                 survivorship and not as tenants
                 in common

         Additional abbreviations may also be used though not in the above list.

For Value received ______________________________ Hereby sell, assign and transfer unto _______________________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)

_________ Shares of the Class H Cumulative Preferred Stock represented by the within Certificate and do hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the promises.



Dated:                                SIGNATURE
       ---------------------------             ---------------------------------


SIGNATURE(S) GUARANTEED

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.



By:
     -----------------------------


THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION,(Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.





                                       7